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                                                                   EXHIBIT 10.14

                                      LEASE

         THIS LEASE is made this 30th day of September, 1996, between HIGHWOODS/FORSYTH LIMITED PARTNERSHIP ("Landlord"), a North Carolina Limited Partnership, the address of which is c/o Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, and CLINTRIALS RESEARCH, INC. ("Tenant"), a Tennessee corporation the address of which before the Commencement Date, as hereinafter defined, is Suite 210, One Burton Hills Boulevard, Nashville, Tennessee 37215 and thereafter the Premises, as hereinafter defined.

I.       GENERAL.

         1.1 CONSIDERATION. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements herein contained.

         1.2 EXHIBITS TO LEASE. The Exhibits listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits shall control. The Exhibits to this Lease are:


                  Exhibit A         Demised Premises

                  Exhibit A-1       Land

                  Exhibit B         Building and Site Plan

                  Exhibit C         Plans and Specifications - Tenant Improvements

                  Exhibit D         Rent Schedule

                  Exhibit E         Signage Criteria

                  Exhibit F         Environmental Compliance

                  Exhibit G         Base Building Plans and Specifications

                  Exhibit H         Options to Extend

                  Exhibit I         Attornment, Subordination and Non-Disturbance Agreement

                  Exhibit J         Estoppel Certificate

                  Exhibit K         Restrictive Covenants

                  Exhibit L         Commencement Agreement

                  Exhibit M         Additional Rent/Operating Expense

                  Exhibit N         Janitorial Schedule


         1.3 CONDITIONS PRECEDENT TO PARTIES' EFFECTIVE EXECUTION OF LEASE. The effective execution of this Lease is expressly conditioned upon Landlord, within forty-five (45) days of the date first above written (i) purchasing the Land (as hereinafter defined) on terms and conditions reasonably satisfactory to Landlord and (ii) conducting the necessary due diligence to determine in good faith that it shall be able to obtain all approvals required by the Restrictive Covenants, set forth in Exhibit K, and the issuance of the necessary permits for the construction of the Building (as hereinafter defined) by the appropriate governmental authorities. Landlord will use all commercially reasonable efforts to satisfy these conditions as soon as possible after the date first above written. Within said forty-five (45) day period, Landlord shall deliver to Tenant, in writing, reasonably sufficient evidence




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that Landlord has conducted such due diligence and that Landlord's determination is reasonable. Upon the date of Landlord's delivery of such written evidence, the parties' effective execution of this Lease shall be satisfied.

         1.4 CONSTRUCTION COMMENCEMENT AND BUILDING PERMITS. Landlord shall use its best efforts to obtain all necessary approvals required by the Restrictive Covenants and the necessary permits for the construction of the Building by the appropriate governmental authorities by the earliest date possible (the "Construction Commencement Date"), but in no event shall the Construction Commencement Date be later than March 31, 1997.

II.      DEMISE OF PREMISES AND SERVICES BY LANDLORD.

         2.1 DEMISE. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Premises, as hereinafter defined, together with the nonexclusive right to use the Parking Area, as hereinafter defined, for the Lease Term, as hereinafter defined, subject to existing covenants, restrictions, easements and encumbrances affecting the same. Landlord grants to Tenant, its officers, employees, agents, representatives, contractors, sublessees, guests and invitees an easement over the Land for access to and egress from the Premises and the Parking Area.

         2.2 PREMISES. The "Premises" shall mean the space to be occupied by Tenant as depicted on Exhibit A attached hereto. The Premises are within the Building which is located on the Land, as the terms Building and Land are hereinafter defined.

         2.3 SQUARE FOOTAGE AND ADDRESS. The Premises contains approximately 156,300 gross square feet and 150,965 rentable square feet and is located in the Building to be constructed on the Land located on Weston Parkway, Cary, North Carolina.

          2.4 LAND. "Land" shall mean the parcel of real property more particularly described in Exhibit A-1 attached hereto, containing approximately
31.96 acres.

          2.5 BUILDING. "Building" shall mean the Building constructed or to be constructed on the Land, containing approximately 184,600 gross square feet and 178,300 rentable square feet.

          2.6 IMPROVEMENTS. "Improvements" shall mean the Building, the Parking Area (as hereinafter defined), and all other improvements on the Land, including landscaping thereon.

         2.7 PROPERTY. "Property" shall mean the Land, the Building and the Improvements and any fixtures and personal property used in the operation and maintenance of the Land, the Building and the Improvements, other than fixtures and personal property of Tenant and other potential users of space in the Building.

         2.8 PARKING AREA. "Parking Area" shall mean that portion of the Land which is for the parking of motor vehicles. Landlord agrees to provide at no additional cost to Tenant a minimum of 900 parking spaces (including spaces required by applicable laws to be designated as handicap parking) but in no event less than the number of parking spaces required under applicable ordinances of any governmental authority having jurisdiction over the Premises.

          2.9 PARK. The Property is located in and is part of the development commonly known as Weston, Cary, North Carolina.

         2.10 PHASE II AND PHASE III. The two additional buildings that may be developed on the Land, the general locations of which are shown on Exhibit B attached hereto.

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         2.11 COVENANT OF QUIET ENJOYMENT. Provided that no action by Tenant or
Tenant's agents shall be deemed a breach of this Lease, Tenant shall peacefully have and enjoy the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or of Landlord in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to term, rent payable or other obligations to be performed.

         2.12 CONDITION OF PREMISES. Tenant covenants and agrees that, upon taking possession of the Premises, Tenant shall execute Commencement Letter, in the form attached hereto as Exhibit L, acknowledging (i) the Commencement Date, as defined hereinafter and the expiration date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and that the condition of the Premises, including the Tenant Improvements (as herein under defined) constructed thereon by Landlord and the Building was at that time satisfactory and in conformity with the provisions of this Lease subject to Landlord's completion of the details of construction, decoration and mechanical adjustment which, in the aggregate, are minor in character and do not materially interfere with the Tenant's use or enjoyment of the Premises, except for any defects as to which Tenant shall give written notice to Landlord on the date of possession. Landlord shall promptly thereafter repair all such defects, but in all events not later than sixty (60) days, provided that in the event such defect cannot be cured within sixty (60) days, Landlord shall have commenced said repair within sixty (60) days and completed the same within a reasonable time. Such Commencement Letter shall become a part of this Lease. Notwithstanding if Landlord has not made and completed the repairs to defects as described in said written notice provided by the Tenant, Tenant shall have the right to cure such defects and Landlord shall pay the reasonable costs and expenses incurred by or charged to Tenant within ten (10) days of Tenant's written notice to Landlord of such costs and expenses. Any and all hidden defects, latent defects or defects shall be made known to Landlord by Tenant within 180 days after the Commencement Date or, if longer than 180 days after the Commencement Date, within any period covered by any warranties for any and all work performed on the Premises, which defects Landlord shall correct promptly after receipt of written notice describing such defects in reasonable detail. Landlord further covenants and agrees that correction of any hidden defects, latent defects or defects affecting the Premises concerning the roof, structure and exterior areas of the Building will be the responsibility of Landlord, which defects Landlord shall correct promptly after receipt of written notice describing such defects in reasonable detail.

         2.13     TENANT IMPROVEMENTS.

         A. PRELIMINARY PLANS AND SPECIFICATIONS. Within 75 days of the commencement of work on the Land for the construction of the Building, Tenant shall prepare and deliver to Landlord for approval a copy of preliminary plans and specifications ("Preliminary Plans") for the Tenant Improvements to the Premises. "Tenant Improvements" consist of those items set forth in Exhibit C, which are in addition to the base building improvements to be constructed by Landlord as set forth in Exhibit G of this Lease. Within fifteen (15) days after receipt of the Preliminary Plans, Landlord shall approve in writing the Preliminary Plans, such approval not to be reasonably withheld, or deliver to Tenant its specific objections to the Preliminary Plans, together with its proposed solution to each objection. If Landlord fails to either approve or disapprove the Preliminary Plans within such period, Landlord shall be deemed to have approved the Preliminary Plans.

         If the parties are unable to resolve Landlord's objections to the Preliminary Plans within fourteen (14) days after Tenant has received notice of Landlord's objections, Tenant and Landlord agree to submit Landlord's objections to the Preliminary Plans to an accredited design review or architectural firm mutually acceptable to Landlord and Tenant (the "Design Arbitrator"). The Design Arbitrator shall mediate and resolve the objections to the Preliminary Plans within thirty (30) days after the selection of the Design Arbitrator by Landlord and Tenant. Landlord and Tenant shall pay equally all costs and fees associated with the use of the Design Arbitrator.

         B. FINAL PLANS AND SPECIFICATIONS. Within thirty (30) days after the Preliminary

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Plans have been approved, Tenant shall prepare and deliver to
Landlord a copy of the approved final plans and specifications and working drawings ("Final Plans"), based on the approved Preliminary Plans, covering construction of the Tenant Improvements.

         C. CONSTRUCTION. Landlord shall cause construction of the Tenant Improvements to be performed by a general contractor selected as follows: Tenant and Landlord may elect to use the same general contractor as used by the Landlord in the construction of the base building and require that the general contractor shall seek competitive bids from the prime subcontractors or Landlord shall bid the work to three (3) reputable general contractors as mutually agreed upon by Landlord and Tenant and shall use the contractor with the lowest qualified bid. All contractors shall be encouraged to use the same subcontractors as used in the construction of the base building.

         D. COST OF CONSTRUCTION OF THE TENANT IMPROVEMENTS. Tenant shall be solely responsible for the payment of the cost of the Tenant Improvements, (i) in excess of $16.42 per rentable square foot and including (ii) the cost of Tenant's Preliminary Plans and Specifications so improved in the Premises. Payment of the cost of the Tenant Improvements shall be made as follows: on or about the fifteenth (15th) day of each calendar month after the commencement of construction of the Tenant Improvements the Landlord shall submit an invoice to the Tenant certifying an itemized statement of the actual costs and expenses incurred by the Landlord with respect to the work performed and materials provided in connection with the Tenant Improvements and certifying that all such costs and expenses (subject to such retainages as provided in the applicable contracts) have been or will be, with payment by Tenant of the Tenant's Share (as hereinafter defined), paid in full, together with evidence satisfactory to Tenant to such effect, including the Landlord's and Tenant's architects' certificate (an AIA Pay Application Form shall be a satisfactory form of certificate) authorizing payment and appropriate lien waivers from the general contractor upon receipt of payment. Tenant shall pay Tenant's Share (as hereinafter defined) to Landlord on or before the last day of the calendar month in which Landlord submitted its invoice. The Tenant's Share shall be the difference between the actual cost of the Tenant Improvements per rentable square foot improved and $16.42 per rentable square foot which shall be calculated prior to completion by calculating the cost per rentable square foot based upon the contract price as the same may be revised by Tenant's written approved change orders. For example, if Tenant elects to improve all of the Premises, except the Expansion Space (as hereinafter defined), consisting of 150,971 rentable square feet at a total contracted cost of $3,396,847.50, or $22.50 per rentable square foot, Tenant's Share would be 27% of the cost or $6.08 per square foot. Neither Landlord nor Tenant shall pay for Tenant Improvements to the Expansion Space until such improvements are commenced. Landlord's cost for Tenant Improvements shall be $16.42 per rentable square foot so improved. In the event that the Tenant Improvements cost less than $16.42 per rentable square foot, Tenant may apply the difference to initial monthly rent payments and/or may use the difference for additional improvements to the Premises.

         E. MISCELLANEOUS. Tenant agrees that to the extent the Tenant Improvements (including but not limited to installation of voice/data cabling and systems furniture) are not constructed by Landlord or entities engaged by Landlord, Tenant will provide or cause to be provided such insurance and other assurances as Landlord may reasonably require to protect Landlord and the Property from any claims or liens arising out of the construction of the Tenant Improvements by Tenant or entities engaged by Tenant.

         2.14     CONSTRUCTION OF IMPROVEMENTS - LEASED PREMISES.

         A. DEFINITIONS. The following terms as used herein shall have the following meanings:

         (I)      "Commencement Date" shall mean the earlier of:

                  (A) sixty (60) days after the date on which Tenant receives the "fixture installation notice" given by Landlord under 2.14C. hereunder, provided the Premises are "Substantially Completed," as provided in subparagraph (ii) below, or would have been completed except for delays caused by Tenant

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                  such as failure to timely submit plans, unless such delays are for reasons beyond Tenant's reasonable control, provided that Tenant has notified Landlord in writing of such delay within ten (10) days of the commencement of the same, or

                  (B) the date Tenant opens for the normal conduct of its business in the Premises, provided that any details of construction yet to be completed by Landlord, in the aggregate, are minor in character and do not interfere with Tenant's use of the Premises.

         (II) The Premises shall be "Substantially Completed" when the construction of the Improvements thereon has been sufficiently completed by Landlord, in substantial accordance with the Plans set forth in Exhibits C and G (except for items to be completed or installed by Tenant), so as to permit use and occupancy of the Premises for the normal conduct of Tenant's business, and all of the following conditions have been satisfied:

                  (A) The appropriate governmental entity having responsibility therefor has issued a Certificate of Occupancy or similar certificate indicating completion, except for items to be completed or installed by Tenant;

                  (B) The requirements of 2.13 D hereof shall have been met; and

                  (C) Landlord's architect shall have furnished to Tenant a certificate to the effect that the Improvements to be constructed by Landlord have been completed substantially in accordance with the Plans, except for punch list items which do not materially interfere with Tenant's use and quiet enjoyment of the Premises ("Certificate of Substantial Completion").

         The term "Substantially Completed" shall include the installation and connection by Landlord of all lateral water and sewer lines and appurtenances thereto necessary to serve the Premises.

         B. CONSTRUCTION OF IMPROVEMENTS. Landlord shall commence construction of the Improvements on the Land at the earliest possible date after effective execution of the Lease, pursuant to Section 1.3 herein, and shall use its best and diligent efforts to Substantially Complete the same on or before June 1, 1998 ("Proposed Completion Date"). In the event, the Commencement Date falls after the Proposed Completion Date, Tenant shall be entitled to rent abatement for all current leases and subleases under which Landlord is the landlord or main landlord until and through the Commencement Date. Provided, however that the Proposed Completion Date shall be extended for thirty (30) days if Tenant desires that the Tenant Improvements be constructed by a general contractor other than the general contractor constructing the base building. Landlord shall cause the Improvements to be constructed in a good and workmanlike manner. Landlord warrants and represents to Tenant that the Premises shall be free from defects in materials and workmanship for a period of one year after the Commencement Date and for such additional periods as Landlord has been provided in warranties from its builders, contractors, and suppliers.

         Tenant shall be entitled to inspect the construction of the Improvements as the work progresses, at all reasonable times (so long as Landlord's progress is not in any material manner impeded thereby); and Landlord shall permit Tenant access during the construction period for such purposes. Provided, however, Tenant shall assume all responsibility for damage to property and personal injury suffered by Tenant and those parties upon the Land at Tenant's invitation for such inspections to the extent not covered by Landlord's insurance, unless such damage to property and personal injury is proximately caused by the negligent acts, omissions, recklessness or willful misconduct of Landlord, its agents, employees or representatives.

         In the event completion of construction is delayed due to any act or neglect of Tenant (or Tenant's agents, employees, or representatives), the presence of rock, inclement weather, strikes, lockouts or other labor disputes affecting either Landlord or any


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of Landlord's suppliers of material or labor, delay in issuance of certificates, permits or licenses not due to any act or neglect of Landlord, delayed inspections not due to any act or neglect of Landlord, acts of war or civil commotion, emergency proclamation, governmental regulations, or for any other reason beyond Landlord's reasonable control, it is agreed that the date for Substantial Completion may be extended for the same number of days as any such event beyond Landlord's reasonable control shall delay Landlord in completing the Improvements provided Landlord promptly gave Tenant written notice of the occurrence of any event or condition causing any delay contemporaneously with the occurrence of such event or condition and provided further that the financial condition or the unavailability or cost of funds to Landlord shall not constitute an event or condition beyond Landlord's reasonable control and provided further that the occurrence of an event or condition that might otherwise constitute a delay but which with reasonable diligence could be avoided by Landlord shall not constitute grounds for extension of the date for Substantial Completion of the Improvements. In the event Landlord has failed to complete the Premises by sixty (60) days after the Proposed Completion Date and such failure is not the result of delays caused by Tenant's actions or inactions within its reasonable control, upon written notice from Tenant that it reasonably requires additional space for the conduct of Tenant's business until such time as Premises is completed, Landlord shall use all commercially reasonable efforts to make available for Tenant's use until the Commencement
Date up to 10,000 square feet of additional office space reasonably suitable for the conduct of Tenant's business on terms and conditions, including rent, at least as favorable to Tenant as contained in this Lease. Landlord agrees to endeavor to supply such temporary space in Landlord's facilities that may be available in the Park and shall pay the reasonable costs and expenses incurred by the Tenant in locating to such additional office space. Tenant acknowledges and agrees that Landlord shall not be required to make any tenant improvements to any such temporary additional office space except as reasonably necessary for Tenant to be able to conduct its business in such space. If the Landlord is unable to provide such additional space within three (3) days of Tenant's notice, Tenant shall have the right to find such additional space and to enter into an agreement with a third party to provide such additional space, and Landlord until Tenant vacates such additional space, but not later than thirty
(30) days after the Commencement Date, shall promptly reimburse Tenant for Tenant's actual costs of moving to such additional space and for Tenant's rent for such additional space as a result of Tenant entering into such third party agreement, provided however that Tenant shall make payments to Landlord in the amount equal to the product of $17.85 times the number of rentable square feet of such additional space divided by 12 ($17.85 X # of sq./ft. / 12), each month during the time Tenant occupies said additional space. Landlord shallnot be responsible for the costs of tenant improvements to such additional space provided by third parties.

         C. COMPLETION OF IMPROVEMENTS AND INSPECTION. Landlord shall notify Tenant in writing (the "fixture installation notice") at least twenty (20) days prior to the date on which the Premises will be ready for installation of Tenant's fixtures and other property to be installed by Tenant. Tenant shall then have sixty (60) days, commencing upon the expiration of said twenty (20) day period, in which to complete the installation of its fixtures, equipment and up fittings to be installed by Tenant in the Premises and to inspect the Premises for defects in the details of construction, decoration and mechanical adjustment (the "Fixture Installation Period"). During the last thirty (30) days of the Fixture Installation Period, Landlord shall furnish adequate heat, electricity services, public water, public sanitary sewer and light to the Premises in order to enable Tenant to complete the installation of its fixtures and other property to be installed by Tenant.

         Tenant shall have the right to prepare, in cooperation with Landlord, a "punch list" setting forth any work which is not in accordance with the Plans or the Final Plans or which has not been completed to Tenant's reasonable satisfaction, and Landlord, within sixty (60) days after receipt of the "punch list," shall complete and/or correct all items described therein to the reasonable satisfaction of Tenant, unless delayed for reasons beyond Landlord's reasonable control. In the event of such delay, Landlord shall commence completion and/or correction of such items within sixty (60) days after receipt of the "punch list".

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         Upon Substantial Completion of the Improvements, Landlord shall furnish
Tenant the Certificate of Occupancy (or similar certificate indicating completion) and the Certificate of Substantial Completion from Landlord's architect, both as specified above.

         D. UTILITY SERVICE. Prior to Substantial Completion of the Improvements, Landlord shall have:

         (I) obtained all easements and all permits, approvals and consents of all governmental and quasi-governmental authorities and utility companies necessary to provide public water, public sanitary sewer, telephone, electricity, or any other utilities shown on the Plans, to the Premises; and

         (II) constructed and installed conduits, wiring, lines, pipes, mains and sanitary sewer systems as necessary to furnish adequate public water, public sanitary sewer, light, heat, electricity service and all other utilities shown on the Plans to the Improvements in accordance with all applicable laws, governmental codes, ordinances, regulations and orders, and in substantial accordance with the Plans; provided, however, Tenant shall make all arrangements for, and pay all costs and expenses incident to, the installation of any utility meters in excess of the number or kind of utility meters typically required of a single-tenant user of buildings similar to the Building. Landlord shall cooperate with Tenant in regard to any excess utility meter installations required by Tenant, provided Landlord shall incur no out-of-pocket expense in so doing.

         Tenant shall pay for all electricity furnished to and used by it in the Premises during the Term of the Lease from the Commencement Date.

         2.15 SERVICES BY LANDLORD. Landlord shall cause to be furnished to the Premises, during the hours of 7:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday each and every week (excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas
Day) for all areas of the Premises (collectively, "Standard Hours of Operation") the following services: janitorial services (as described in Exhibit N attached hereto); water for drinking, lavatory and toilet purposes on each floor; operatorless elevator service; trash removal in accordance with city schedules; electricity for general office space use; and heating, ventilation and air conditioning sufficient for the reasonable comfort of the occupants of the Premises, provided heating, ventilation, and cooling conforming to any valid governmental regulation prescribing limitations thereon shall be deemed to comply with this service.

         Landlord shall furnish the Premises with sufficient and proper electricity for routine usage and lighting, which includes, but is not limited to, the operation of general office machines, such as electric typewriters, personal computers, word processing equipment, dictating equipment, calculating machines, work station peripherals, printers, and general service non-production type office copy machines. Landlord shall further maintain, service and replace building standard fluorescent lighting fixtures, including the replacement of fluorescent bulbs, and all other lighting fixtures, lamps and controls. Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its reasonable opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. If heat generating machines or equipment other than as set forth or contemplated above shall be used in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the actual cost thereof, including the cost of engineering, installation, operation and maintenance thereof, shall be paid by Tenant within thirty (30) days of demand therefor by Landlord.

         Landlord shall be responsible for the maintenance, replacement and repair of the common areas of and around the Building, structural components of the Building, including, but not limited to, roof, elevators, and plumbing, heating, air conditioning, ventilation and electrical distribution systems.


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

         Not withstanding any provision in this Lease to the contrary, Tenant covenants and agrees to pay all charges for electricity used, rendered, or supplied exclusively to or for the Premises and the parking area, after the Commencement Date, and to contract for the same in Tenant's own name. In the event Landlord shall expand into Phase II and/or Phase III, as referenced in
Section 11.19 hereunder, all costs and expenses related to electricity used for the parking lot and driveway shall be prorated between Tenant and other tenants of said Phases II and III.

         Tenant shall notify Landlord in writing of interruption of services, and Landlord shall reasonably and in good faith and within the means and obligations hereunder cure such interruptions. For as long as Landlord acts reasonably and in good faith and within the means and obligations hereunder, to cure the interruption of service, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant. Notwithstanding, if said interruption of services fails to be cured within sixty (60) days of Tenant's notice to Landlord of such interruption, Tenant shall have the right to abatement or reduction of rent for the period of interruption until such interruption is cured, provided however, to the extent that such interruption adversely and materially affects Tenant's use of the Premises, such interruption is not the result of Tenant's actions or inactions, and such interruption is not the result of the failure of a utility to provide such service to the Property.

         Tenant shall report promptly to Landlord any defective condition in or about the Premises actually known to Tenant, and if such defect is not so reported and such failure to promptly report results in other damage Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or pertinence thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes or from electricity unless such damage is the result of Landlord's or Landlord's agents', employees' and representatives' gross negligence or willful misconduct. This covenant or obligation of Tenant shall not in any manner create rights in any party not a signatory to this Lease.

         2.16 EXPANSION SPACE. Approximately 28,300 gross square feet in the Building ("Expansion Space") will available for Tenant's expansion at no cost to Tenant during the first year of the Lease Term. Tenant will begin paying rent for the Expansion Space the earlier of (a) beginning of the second year of the Lease Term or (b) upon occupancy, if occupied prior to the second year of the Lease Term. Landlord grants Tenant the right to lease the Expansion Space at rates equal to the then current rental rates in effect under this Lease and with an expiration date to be coterminous with the existing Lease. Tenant Improvement allowance for Expansion Space is to be $16.42 per rentable square foot. Improvement of the Expansion Space shall be comparable in quality of materials as to the improvements outlined in Exhibit C. All costs attributable to the finish and/or improvement of Expansion Space in excess of the Tenant Improvement allowance shall be paid by Tenant.

III.     TERM OF LEASE.

          3.1 LEASE TERM. "Lease Term" or "Term" shall mean the period commencing on the Commencement Date as set forth in Section 2.13 and expiring on the fifteenth (15th) anniversary thereof unless extended as provided in this Lease.

          3.2 EXTENSION. Tenant shall have the option to extend the Term of this Lease in accordance with Exhibit H attached hereto.

IV.      RENT AND OTHER AMOUNTS PAYABLE.

         4.1 BASE RENT. Tenant covenants and agrees to pay to Landlord, without prior demand and without offset, deduction or abatement, except as expressly provided for in this Lease, Base Rent for the full Lease Term in the amounts set forth on the Rent Schedule attached hereto as Exhibit D ("Base Rent").

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

         4.2 MONTHLY RENT. Base Rent shall be payable monthly in advance, in accordance with the Rent Schedule attached hereto as Exhibit D, commencing on the first day of the first month of the Lease Term and continuing on the same day of each month thereafter for the balance of the Lease Term, unless the Commencement Date of the Lease Term is other than the first day of a calendar month, in which event Base Rent shall be payable on the Commencement Date for the remaining number of days in that month prorated for such partial month, and thereafter as provided above.

         4.3 PLACE OF PAYMENTS. Base Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified for notices in Section 11.6, or such other place as Landlord may, from time to time, designate in writing. In addition to such remedies as may be provided under the Default provisions of this Lease, Landlord shall be entitled to collect a late charge of two percent (2%) of the amount of each monthly payment not received within fifteen (15) days of the date when due, and in the event any check given by Tenant is not paid when first presented by Landlord, a charge of the lower of the maximum lawful bad check fee allowed by law or five percent (5%) of the amount of such non-paid check.

         4.4 CONCOURSE RENT ABATEMENT. Provided that Tenant is not in default under this Lease, is not in default under any other lease with Landlord or sublease in which Landlord is the main landlord and upon receipt of Tenant's first rent payment hereunder, Landlord shall abate Tenant's obligation to pay Base Rent under its lease(s) and subleases with Landlord for space leased in the Concourse Building located at One Copley Parkway, Morrisville, North Carolina as and to the extent that Tenant vacates such premises. Tenant shall not be relieved of its obligation to pay Additional Rent or its other obligations under such lease(s), including the obligation to restore such premises, however, Tenant's obligation to pay such Additional Rent shall be pro rata through the day Tenant vacates the Concourse Building.

          4.5 ADDITIONAL RENT. Tenant further shall pay as additional rent ("Additional Rent") any increase in Landlord's expenses as set forth on Exhibit M in addition to and at the same time as Base Rent.

V.       INSURANCE

         5.1 LIABILITY INSURANCE. Tenant covenants and agrees at its expense to obtain and keep in full force and effect during the Lease Term Liability Insurance as hereinafter defined. "Liability Insurance" shall mean comprehensive general liability insurance covering public liability with respect to the use and operation of the Premises, with combined single limit coverage of not less than $2,000,000, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under Section 6.24 of this Lease, and with no deductible greater than One Thousand Dollars ($1,000), retention or self-insurance provision contained therein, unless otherwise approved in writing by Landlord, said approval not to be unreasonably withheld, conditioned or delayed.

         Landlord shall at all times during the term of this Lease carry, at its own expense, a policy of insurance that insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard "all-risk" casualty insurance policy); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or that Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements that Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees.

Landlord shall, during the Lease Term, procure and keep in force the following insurance.

         1. Property insurance insuring the Property and improvements against such hazards as are presently included in so-called "all-risk" coverage. Such coverage shall be written on a replacement cost basis equal to not less than

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

                  one hundred percent (100%) of the full insurable replacement value of the foregoing. Such insurance shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Building or Premises.

         2. Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Property. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) with endorsements for assumed contractual liability with respect to the liabilities assumed by Landlord under Section 6.24 of this Lease, and with no deductible greater than Two Thousand Five Hundred Dollars ($2,500), retention or self-insurance provision contained therein, unless otherwise approved in writing by Tenant, said approval not to be unreasonably withheld, conditioned or delayed.

         3. Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

         5.2 GENERAL PROVISIONS RESPECTING INSURANCE. Except as otherwise approved in writing by Landlord, said approval not to be unreasonably withheld, conditioned or delayed, all insurance obtained by Tenant shall be with insurers authorized to do business in the State of North Carolina and rated at least A in Best's Insurance Reports; shall name Landlord and the holder of any first mortgage or deed of trust encumbering the Property as insured parties, as their interests may appear; shall contain a waiver of rights of subrogation as among Tenant, Landlord and the holder of any such first mortgage or deed of trust if such waiver is available without additional cost; and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be canceled or altered except upon thirty (30) days prior written notice to Landlord and the holder of any such first mortgage or deed of trust. Certificates of insurance obtained by Tenant shall be delivered to Landlord, who may deposit the same with the holder of any such first mortgage or deed of trust. The amount of any deductible under any insurance required to be obtained by Landlord or Tenant under this Lease shall be commercially reasonable.

          5.3 COOPERATION IN THE EVENT OF LOSS. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

VI.      OTHER COVENANTS.

         6.1 LIMITATION ON USE BY TENANT. Tenant covenants and agrees to use the Premises only for general office purposes, which shall include, but not be limited to, employee training, employee lunch room (including vending machines for Tenant's use only), data processing and any other legally permitted uses consistent with the Restrictive Covenants.

         6.2 COMPLIANCE WITH LAWS. Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) anything to be done or kept on the Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction, and that the Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation (now existing or hereafter enacted) and with the Certificate of Occupancy issued for the Building and the Premises.

         6.3 COMPLIANCE WITH INSURANCE REQUIREMENTS. Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) anything to be done or kept on the Premises which might make unavailable or increase the cost of insurance maintained with respect to the Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

         6.4 NO WASTE OR IMPAIRMENT OF VALUE. Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) anything to be done or kept on the Premises or the Property which would significantly impair the value of the Premises or the Property, or which would constitute waste.

         6.5 NO HAZARDOUS USE. Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) anything to be done or kept on the Premises or the Property and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Premises which would be unsafe or hazardous to any person or property. Tenant shall at all times comply with its representations, warranties and covenants as set forth in Exhibit F.

         6.6 NO STRUCTURAL IMPAIRMENT OR OVERLOADING. Except for usage allowed for in the design standards as shown on the Plans (Exhibit C and Exhibit G), Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) anything to be done or kept on the Premises or the Building and that no improvements, changes alterations, additions, maintenance or repairs shall be made to the Premises which might impair the structural soundness of the Building, which might result in an overload of the weight capacity of floors or of electricity lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to remedy promptly the violation at Tenant's expense and in compliance with all requirements of governmental authorities and insurance underwriters. Landlord warrants and represents to Tenant that the floor load of the Premises is 100 pounds live load and that such load is sufficient to carry the Improvements in the Premises shown on the Plans and the Final Plans, together with Tenant's anticipated office equipment and fixtures as shown on the Final Plans.

         6.7 NO NUISANCE, NOXIOUS OR OFFENSIVE ACTIVITY. Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) activity that would be noxious or offensive to be carried on upon the Premises or the Property; nor cause anything be done or kept on the Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building or on adjacent or nearby property.

         6.8 NO ANNOYING LIGHTS, SOUNDS OR ODORS. Provided that Tenant may use the Premises as designed by the Plans (Exhibit C and Exhibit G), Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) light to be emitted from the Premises which is unreasonably bright or causes unreasonable glare; sound to be emitted from the Premises which is unreasonably loud or annoying; and odor to be emitted from the Premises which is or might be noxious or offensive to others in the Building or on adjacent or nearby property.

         6.9 NO UNSIGHTLINESS. Tenant covenants and agrees that it shall not cause or allow (to the extent within Tenant's reasonable control) unsightliness to be permitted on the Premises or the Property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises; hallways adjoining the Premises may not be used for discarding or storing any materials; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Premises or the Property except as may be enclosed within the Premises; all pipes, wires, poles, antenna and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Premises or the Property without the prior written consent of Landlord, said consent not to be unreasonably withheld, conditioned or delayed.

         6.10 NO ANIMALS. Tenant covenants and agrees that no animals shall be permitted or kept on the Premises or the Property.

         6.11 RESTRICTION ON SIGNS AND EXTERIOR LIGHTING. Tenant may install only such exterior signs as comply with Landlord's "Signage Criteria," a copy of which is attached as Exhibit E. Tenant covenants and agrees that no other signs or advertising devices of any nature shall be erected or maintained by Tenant on the Premises or the Property and no exterior lighting shall be permitted on the Premises or the Property except as approved in writing by Landlord, said approval not to be unreasonably withheld, conditioned or delayed.

         6.12 NO VIOLATION OF COVENANTS. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenants, conditions or restrictions affecting the Premises or the Property, as they may be amended from time to time provided such amendment does not prohibit or materially interfere with Tenant's use of the Premises as set forth herein. A copy of the Restrictive Covenants is attached hereto as Exhibit K and incorporated herein by reference.

         6.13 RESTRICTION ON CHANGES AND ALTERATIONS. Subject to Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, during the initial Lease Term plus any renewals hereof, Tenant shall have the right to undertake alterations (except where same relate to base building structural, electrical, mechanical and/or plumbing), within the Premises, through outside contractor(s) reasonably approved by Landlord, provided the entry and work on the part of such outside contractors shall be in harmony with Landlord's contractors in the operation of the Building. It is expressly agreed that such alterations can include roof-top communications equipment provided such does not adversely affect the integrity of the roof, are appropriately screened and comply with applicable covenants.

         There shall be no overhead or supervision fee charges by Landlord for the above, except where the involvement of Landlord (excluding scheduling and coordination of entry, plus moving and storage of material) is expressly requested and agreed to by Tenant. Tenant shall, on a timely basis, provide Landlord with copies of blue-line drawings of alterations completed by Tenant or Tenant's contractors within the Premises.

         Tenant shall not at any time permit any work to be performed on the Premises except by duly licensed contractors or artisans, each of whom must carry workmen's compensation and general public liability insurance reasonably satisfactory to Landlord, certificates of which shall be furnished to Landlord prior to commencement of any such work. At no time may Tenant do any work that results in a claim of lien against Landlord. Tenant shall cause any lien filed against Tenant's interest in the Premises to be released pursuant to NCGS 44A-16 within thirty (30) days after Tenant has been notified that such lien has been filed.

         If requested by Landlord at the termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore (at Tenant's sole cost and expense) the Premises to the same condition as existed at the commencement of the Term, ordinary wear and tear, and damage by insured casualty only excepted. However, Landlord may elect to require Tenant to leave alterations performed, only if before the time such alterations were performed, Landlord notified Tenant in writing that Tenant could not remove them on expiration or termination of this Lease. If Tenant does so remove alterations performed Tenant shall repair any damage occasioned by such removal.

         6.14 NO MECHANICS LIENS. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanics, materialmen or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Premises by, through or under Tenant. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that, on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interest and costs, and will cause the lien to be released and any judgment satisfied. In the event a lien or claim for lien is in excess of $10,000 per lien (or $50,000 in the aggregate), Tenant shall give to Landlord such assurances may be reasonably required by Landlord to insure the payment of any amounts claimed, including interests and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien.

         6.15 NO OTHER ENCUMBRANCES. Tenant covenants and agrees not to obtain any financing secured by Tenant's interest in the Premises and not to encumber the Premises, or Landlord or Tenant's interest therein, without the prior written consent of Landlord such consent not to be withheld, conditioned or delayed, and to keep the Premises free from all liens and encumbrances except those created by Landlord; provided, however, Landlord consents to and agrees that it will reasonably cooperate with Tenant obtaining financing secured by Tenant's personal property and trade fixtures located on the Premises.

         6.16 SUBORDINATION TO LANDLORD MORTGAGES. Tenant covenants and agrees that, at Landlord's option, this Lease and Tenant's interest in the Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property if in any mortgage or deed of trust given hereunder, the mortgagee or beneficiary under such mortgage or deed of trust agrees in writing, or adequate provision is made in the mortgage or deed of trust, that, in the event of foreclosure of any such mortgage or deed of trust, Tenant shall not be disturbed in its possession and quiet enjoyment of the Premises conditioned only on Tenant attorning to the party acquiring title to the Property as the result of such foreclosure. Tenant covenants and agrees, within fifteen (15) days after notice by Landlord as provided in Section 11.6 hereof, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any such mortgage or deed of trust in accordance with the foregoing provisions by the execution of an agreement substantially in the form attached hereto as Exhibit I. Alternatively, Tenant covenants and agrees that, at Landlord's request, Tenant shall execute documents as may be necessary to establish this Lease and Tenant's interest in the Premises as superior to any such mortgage or deed of trust. If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof for any reason other than noncompliance by such documents with the terms of this Lease, Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant's attorney in fact and in Tenant's name, place and stead to execute any such documents.

         6.17 NO ASSIGNMENT OR SUBLETTING. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without the written consent of Landlord first had and obtained, which consent Landlord shall not unreasonably withhold, condition or delay. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Section 6.17, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a Limited Liability Company, the change of members whose interest in the Company is 50% or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 6.17, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same use as permitted under Section 6.1. Tenant shall give prior written notice of any such assignment or subletting to Landlord.

         In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

         If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess shall be paid over to Landlord by Tenant.

         6.18 ANNUAL FINANCIAL STATEMENTS. Tenant covenants and agrees to furnish to Landlord annually, within thirty (30) days after publication, the Annual Report and Form 10K of Tenant or Tenant's parent company, and agrees that Landlord may deliver any such documents to any existing or prospective mortgagee or purchaser of the Property.

         6.19 PAYMENT OF INCOME AND OTHER TAXES. Tenant covenants and agrees to pay before delinquent all property taxes on personal property of Tenant on the Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant's employees, the nonpayment of which might give rise to a lien on the Premises or Tenant's interest therein, and to furnish, if reasonably requested by Landlord, written evidence of such payments.

         6.20 ESTOPPEL CERTIFICATES. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, within fifteen (15) days of Landlord's written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Base Rent has been paid; stating the amount of payments of Taxes and Assessments and Insurance Premiums for the then tax and insurance year; and stating whether or not Landlord is in default under this Lease (and, if so, specifying the nature of the default). Tenant agrees that such statement shall be substantially in the form of Exhibit J hereto and may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Property but without same being an inducement to any such mortgagee or purchaser. Tenant agrees that a failure to deliver such a statement within fifteen (15) days after written notice from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord under this Lease; and that any representation by Landlord disclosed to Tenant in Landlord's request to Tenant to execute the estoppel certificate with respect to Base Rent is true.

         6.21 LANDLORD RIGHT TO INSPECT AND SHOW PREMISES AND TO INSTALL FOR SALE SIGNS. Tenant covenants and agrees that Landlord and authorized representatives of Landlord upon 24 hour notice to Tenant shall have the right to enter the Premises at any reasonable time for the purposes of inspecting or maintaining the same and making such repairs, alterations or changes as Landlord deems necessary and for the purposes of showing the Premises to any existing or prospective mortgagee or purchaser or, during the last year of the Term, to any prospective lessee of the Property or the Premises (Tenant may require persons visiting the business to sign reasonable confidentiality agreements). Tenant shall be entitled to have a representative of Tenant accompany Landlord and its agents during such entry.

         6.22 LANDLORD TITLE TO FIXTURES, IMPROVEMENTS AND EQUIPMENT. Tenant covenants and agrees that all fixtures and improvements on the Premises and all equipment and personal property relating to the use and operation of the Premises (as distinguished from operations incident to the business of Tenant) attached to or affixed to the Premises, including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, shall be and remain the property of Landlord upon expiration of the Lease Term.

         6.23 REMOVAL OF TENANT'S EQUIPMENT. Tenant covenants and agrees to remove, not later than the expiration date of the Lease Term, all of Tenant's Equipment, as hereinafter defined. "Tenant's Equipment" shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Premises). If such removal shall injure or damage the Premises in excess of normal wear and tear associated with moving a business, Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Premises in the same condition as the Premises would have been in if such Tenant's Equipment had not been installed, ordinary wear and tear and insured casualty excepted. If Tenant fails to remove any Tenant's Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant's Equipment or dispose of the same and retain any proceeds thereof and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof.

         6.24     INDEMNIFICATION OF THE PARTIES.

         A. Tenant covenants and agrees to protect, indemnify and save Landlord harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys' fees at all tribunal levels, imposed upon, incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Premises, except for any loss or damage from fire or casualty covered under Landlord's insurance policies and except for that loss or damage caused by Landlord's, its employees' and invitees' negligence, recklessness, willful misconduct, or Landlord's breach of its obligations under this Lease; (b) any act or omission of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant; (c) any use which may be made of, or condition existing upon, the Premises; (d) any improvements, fixtures or equipment performed or installed by Tenant upon the Premises; (e) any failure on the part of Tenant to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Tenant or Tenant's officers, employees, agents, guests or invitees or by anyone claiming by, through or under Tenant; and (g) any repairs, maintenance or changes to the Premises by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding, is brought against Landlord by reason of any of the foregoing, Tenant will, at Tenant's sole cost and expense, defend Landlord in any such action, suit or proceeding, with counsel reasonably acceptable to Landlord.

         B. Landlord covenants and agrees to protect, indemnify and save Tenant harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys' fees at all tribunal levels, imposed upon, incurred by or asserted against Tenant by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Property, except for any loss or damage from fire or casualty covered under Tenant's insurance policies and except for that loss or damage caused by Tenant's, its employees', agents, customers' invitees' negligence, recklessness or willful misconduct, or Tenant's breach of its obligations under this Lease; (b) any act or omission of Landlord or Landlord's officers, employees, agents, guests, invitees or partners or of anyone claiming by, through or under Landlord; (c) any use which may be made of, or condition existing upon, the Property; (d) any improvements, fixtures or equipment placed upon the Property by Landlord; (e) any failure on the part of Landlord to perform or comply with any of the provisions, covenants or agreements of Landlord contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Landlord or Landlord's partners, officers, employees, agents, guests or invitees or by anyone claiming by, through or under Landlord; and (g) any repairs, maintenance or changes to the Property by, through or under Landlord. Landlord further covenants and agrees that, in case any action, suit or proceeding is brought against Tenant by reason of any of the foregoing, Landlord will, at Landlord's sole cost and expense, defend Tenant in any such action, suit or proceeding, with counsel reasonably acceptable to Tenant.

         6.25     WAIVER BY THE PARTIES.

         A. Tenant waives and releases any claims Tenant may have against Landlord or Landlord's partners, officers, agents or employees for loss, damage or injury to person or property sustained by Tenant or Tenant's officers, agents, employees, guests, invitees or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than Landlord's negligence or misconduct.

         B. Landlord waives and releases any claims Landlord may have against Tenant or Tenant's officers, agents or employees for loss, damage or injury to person or property sustained by Landlord or Landlord's partners, officers, agents, employees, guests, invitees or anyone claiming by, through or under Landlord resulting from any cause whatsoever other than Tenant's negligence or misconduct.

         6.26     RELEASE UPON TRANSFER BY LANDLORD; RIGHT OF FIRST OFFER.

         A. In the event of a transfer by Landlord of the Property or of Landlord's interest as Landlord under this Lease, Landlord's successor or assign shall take subject to and be bound by this Lease and, in such event, Tenant covenants and agrees that: Landlord shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord's successor or assign for satisfaction of the obligations of Landlord under this Lease; and that Tenant shall attorn to such successor or assign.

         B. At the end of the tenth anniversary of the Commencement Date of this Lease and provided that Tenant is not in default hereunder, Tenant shall have a first right to purchase the Building, any expansion space of Phase II and/or Phase III, pursuant to Section 11.19 herein, and the Parking Area (the "Offered Property") during the remainder of the original term of this Lease subject to the terms and conditions hereof. If Landlord desires to sell the Offered Property, Landlord shall provide Tenant with written notice establishing the minimum cash purchase price for the property to be sold (the "FRP Notice"). Tenant shall have thirty days from its receipt of the FRP Notice to notify Landlord in writing of its intent to purchase the Offered Property for cash at the price set forth in the FRP Notice. If Tenant fails to accept the offer set forth in the FRP Notice within the thirty days or if Tenant fails to complete the purchase of the Offered Property within ninety days of the FRP Notice, Tenant shall be deemed to have waived its first right to purchase and Landlord shall be free thereafter to sell the Offered Property to any third party purchaser selected by Landlord for the same price as or greater than that set forth in said FRP Notice. This right shall only apply to the sale of the portion of the Land including the Offered Property and shall not apply to sales of other portions of the Land and other buildings that may be constructed on the Land. Landlord may reasonably elect to include such portions of the Land and other improvements thereon as is deems advisable in the FRP Notice.

         6.27 COMPLIANCE WITH ADA. Tenant covenants and agrees that nothing shall be done or kept by Tenant on the Premises or in the Building in violation of the Americans With Disabilities Act ("ADA") and that Tenant shall in accordance with the requirements of the ADA conduct its business within the Premises, in accordance with the requirements of ADA. Tenant covenants and agrees, and shall cause its architect to certify to Landlord in writing, that the Tenant Improvements, set forth in Exhibit C herein, are in complaince with the ADA. Landlord shall maintain, repair, replace, keep and use the Premises and all improvements, fixtures and personal property therein and thereon, in accordance with the requirements of the ADA. If any improvements, alterations or repairs to the Premises are required by governmental authority under ADA or its implementing regulations or guidelines arising solely out of Tenant's specific use of the Premises after the Commencement Date which were not applicable to the Premises or to Tenant's proposed use of the Premises on the Commencement Date, Tenant shall be solely responsible for all non-structural items and any structural items arising from such improvements, alterations or repairs. Tenant covenants and agrees to pay all costs and expenses in connection with the performance

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

of its obligations under this Section 6.27. Nothing contained in this Section
6.27 shall be construed to limit the generality of the provisions of Section 6.2 respecting Tenant's obligation to comply with applicable laws and of the provisions of Section 6.13 respecting Tenant's obligation to comply with ADA and other applicable laws in connection with any alteration. Unless expressly provided above as an obligation of Tenant, Landlord covenants and agrees that Landlord shall maintain, repair, replace and keep the Property in accordance with the requirements of ADA at Landlord's sole cost and expense.

         In the event that Landlord is required to make any repair, renovation or improvement to the Premises with an out-of-pocket cost in excess of $20,000.00 in order to comply with the provisions of this section and such repair, renovation or improvement was not the result of noncompliance of the Improvements at the Commencement Date of the Lease, then the parties agree that Tenant will pay at the same time and in addition to the monthly installments of Base Rent for the balance of the Term of the Lease, an amount equal to the cost of such improvements in excess of Twenty Thousand and No/100 Dollars ($20,000.00) amortized over twenty years at an interest rate of twelve percent (12.00%) per annum.

         VII.     DAMAGE OR DESTRUCTION.

         7.1 TENANT'S NOTICE OF DAMAGE. If any portion of the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord ("Tenant's Notice of Damage").

         7.2 OPTIONS TO TERMINATE IF DAMAGE SUBSTANTIAL. Upon receipt of Tenant's Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Premises. Within ten (10) business days after Landlord's receipt of Tenant's Notice of Damage, Landlord shall give written notice to Tenant stating Landlord's estimate of the time necessary to repair or restore the Premises ("Landlord's Notice of Repair Time"). If more than 25% of the Building is untenantable for Tenant's purposes and Landlord reasonably estimates that repair or restoration of the Premises cannot be completed within 180 days after the time of Landlord's receipt of Tenant's Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. In the event, however, that the damage or destruction was caused by willful misconduct of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that such repair or restoration cannot reasonably be completed within 100 days after the time of Landlord's receipt of Tenant's Notice of Damage, but Tenant shall not have the option to terminate this Lease. In such event, if the damage is expected to prevent Tenant from carrying on its normal business activity in the Premises to a reasonable extent, rent shall be abated in the proportion that the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs. Any option granted hereunder shall be exercised by written notice to the other party given within ten (10) days after Tenant's receipt of Landlord's Notice of Repair Time. In the event either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire ten (10) days after receipt of the notice by either Landlord or Tenant exercising such party's option to terminate this Lease.

         7.3 OBLIGATIONS TO REPAIR AND RESTORE. If neither party terminates this Lease under Section 7.2, this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Premises to be repaired and restored with reasonable diligence unless, despite Landlord's use of all commercially reasonable efforts, the holder of any mortgage or deed of trust now or hereafter encumbering the Property will not allow the use of Casualty Insurance Proceeds for such repair or restoration. In such event, if Landlord, within three (3) days of such holder's refusal of allowance, does not provide written notice and reasonable assurances as required by Tenant that Landlord intends and has the financial resources to promptly complete such repairs and restoration then Tenant in its sole discretion may terminate the Lease by giving Landlord written notice and Tenant's obligations hereunder shall cease upon the date of its removal from the Premises.

         7.4 APPLICATION OF INSURANCE PROCEEDS. The proceeds of the Casualty Insurance maintained by Landlord on the Premises ("Casualty Insurance Proceeds"), other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become property of Landlord subject to any obligation of Landlord to cause the Premises to be repaired and restored. Landlord agrees that Landlord shall exercise commercially reasonable efforts to obtain from any mortgagee that is an insured under any policy of Casualty Insurance an agreement that the proceeds of the Casualty Insurance shall be made available to Landlord for the repair or the restoration of the Premises on terms and conditions that are commercially reasonable. Landlord shall exercise its best efforts to satisfy such terms and conditions so that the proceeds of Casualty Insurance will be made available to Landlord. Landlord agrees that the amount of the deductible under any policy of Casualty Insurance shall not excuse Landlord's failure to repair or restore the Premises provided the proceeds of the Casualty Insurance are made available to Landlord. Landlord also agrees that in the event Landlord does not repair or restore the Premises because the proceeds of Casualty Insurance are not made available to Landlord and this Lease is consequently terminated, Landlord will not repair or restore the Premises or erect any improvements on the Land with other funds without first offering Tenant the opportunity in writing of being the tenant in the repaired or restored Premises or newly constructed improvements on terms no less favorable than the terms and conditions of this Lease. Tenant shall have a period of fifteen (15) days after receipt of Landlord's offer in which to notify Landlord whether it desires to be such tenant of Landlord. The failure of Landlord to maintain Casualty Insurance covering the Building in an amount equal to its full replacement value shall be a material default by Landlord under this Lease.

         7.5 TEMPORARY SPACE. Upon the request of Tenant, Landlord shall make all commercially reasonable efforts to provide to Tenant during the period of time required for repair or restoration of the damaged Premises space in Wake County, North Carolina reasonably suitable for the conduct of Tenant's business on terms and conditions, including rent, at least as favorable to Tenant as contained in this Lease. Tenant agrees that Tenant may be required to take such space on an "as is" basis with appropriate adjustments in rent and Tenant's obligations with respect to such space. Landlord agrees to endeavor to supply such temporary space in Landlord's facilities that may be available in the Property. In the event Landlord is unable to provide such temporary space in Landlord's facilities in the Property, Landlord shall provide such temporary space within a fifteen (15) mile radius of the Property. In the event the fire or other casualty damaging the Premises is caused by the act or omission of Landlord or Landlord's partners, officers, employees, agents, contractors, guests or invitees or of anyone claiming by, through or under Landlord, Landlord shall supply such temporary space to Tenant at no cost.

VIII.    CONDEMNATION.

         8.1 TAKING - SUBSTANTIAL TAKING - INSUBSTANTIAL TAKING. A "Taking" shall mean the taking of all or any portion of the Premises as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Premises under the threat of condemnation. A "Substantial Taking" shall mean a Taking of so much of the Premises that the Premises cannot thereafter be reasonably used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises. An "Insubstantial Taking" shall mean a Taking such that the Premises can thereafter continue to be used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Premises.

         8.2 TERMINATION ON SUBSTANTIAL TAKING. If there is a Substantial Taking with respect to the Premises, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

         8.3 RESTORATION ON INSUBSTANTIAL TAKING. In the event of an Insubstantial Taking, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Premises to be restored as near as may be to the original condition thereof and there shall be abatement of Base Rent and Additional Rent proportionate to the extent of the space so taken.

         8.4 RIGHT TO AWARD. The total award, compensation, damages or consideration received or receivable as a result of a Taking ("Award") shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise and Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Tenant, however, shall be entitled to apply for compensation, if available, for its relocation, for any of its personal property taken, and for any fixtures installed and paid for by Tenant.

IX.      DEFAULTS AND REMEDIES.

         9.1 If Tenant: (i) fails to pay when due any Base Rent or Additional Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease and shall fail to pay such within five (5) days after written notice thereof by Landlord (provided that Tenant shall not be entitled to notice or an opportunity to cure more than twice in any consecutive twelve (12) month period during the Term hereof); or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty (30) days and Tenant does not within said thirty
(30) day period commence and thereafter with reasonable diligence completely cure the breach within a reasonable time; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. [1548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors (each, if uncured, a "Default"); then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable; and if the amount for which the Premises is relet is less than Tenant's Base Rent and all other obligations of Tenant to Landlord hereunder, Tenant, provided the amount for which the Premises is relet is approximately equal to the fair market rental value of the Premises, shall pay the difference between the amount as paid by the new tenant and the amounts due hereunder to Landlord, but if in excess of Tenant's Base Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto. All reasonable expenses of Landlord in repairing, restoring or altering the Premises for reletting as general office space, together with leasing fees and all other reasonable expenses in seeking and obtaining a new tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees (not exceeding such attorneys' actual fees at customary hourly rates) in pursuing any of the foregoing remedies, or in collecting any Base Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

         Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

         All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

         No waiver by Landlord of any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of Base Rent or Additional Rent by Landlord, even with knowledge of a Default by Tenant, shall not constitute a waiver of such Default.

         9.2 It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty day (30) day period and thereafter completes the same within a reasonable time period. Tenant shall be entitled to recover such money damages or seek specific performance from Landlord by reason of any such default, and, in the event such default under and/or breach of this Lease is deemed to be constructive eviction, Tenant shall be entitled to terminate this Lease and/or withhold or abate any rent due hereunder.

         Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default. In addition Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or deed of trust covering the Premises, the Property or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord's behalf. In no event will Landlord be responsible to Tenant for any damages for loss of profits or interruption of business as a result of any default by Landlord hereunder.

         Tenant shall have the right to obtain injunctive relief against Landlord or Landlord's successors in interest, and to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. Tenant's remedy shall include an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment, as well as any other remedy available at law or in equity, including interest on any uncured default by Landlord to pay money to Tenant and the right to cure Landlord's defaults.

X.       SURRENDER AND HOLDING OVER

         10.1 SURRENDER UPON LEASE EXPIRATION. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Premises to Landlord in the same condition as when Tenant first occupied the Premises, ordinary wear and tear and damage by insured casualty excepted.

         10.2 HOLDING OVER. If Tenant shall hold over after the expiration of the Lease Term or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a tenancy-at-sufferance and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (a) Base Rent at the rate equal to one hundred and twenty-five percent (125%) of that provided for in the foregoing Article 4 (the "Holdover Rate"), and (b) any and all operating expenses and other forms of Additional Rent payable under the terms of this Lease. Tenant shall provide to Landlord written notice of its intent to hold over, and the estimated period of such holdover, at least two hundred seventy
(270) days in advance of such holdover. Notwithstanding the foregoing, in the event Tenant fails to provide such notice or fails to vacate the Premises within such estimated period of holdover, the Holdover Rate shall be two hundred percent (200%). The increased Base Rent during such holding over is intended to partially compensate Landlord for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on expiration of this Lease after notice to do so and such holdover by Tenant has not been consented to by Landlord, Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

XI.      MISCELLANEOUS.

         11.1 NO IMPLIED WAIVER. No failure by Tenant or Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, and no failure by Tenant or Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement or a waiver of any such right or remedy or a waiver of any subsequent Default by Tenant or Landlord.

         11.2 SURVIVAL OF PROVISIONS. Notwithstanding any termination of this Lease, any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination shall continue in force and effect.

         11.3 COVENANTS INDEPENDENT. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent and not dependent.

         11.4 COVENANTS AS CONDITIONS. Each provision of this Lease performable by Tenant or Landlord shall be deemed both a covenant and a condition.


         11.5 BINDING EFFECT. This Lease shall extend to and be binding upon the heirs, executors, legal representative, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

         11.6 NOTICES AND DEMANDS. All notices, demands or billings under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three (3) business days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed to the party to receive the notice at the address set forth for such party in the first paragraph of this Lease or at such other address as either party may notify the other in writing. Notices on behalf of either party may be given by such party's respective counsel. Addresses for notices may be changed in the same manner provided for giving notices but shall not be effective until ten (10) days elapse after their receipt.

         11.7 TIME OF THE ESSENCE. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

         11.8 CAPTIONS FOR CONVENIENCE. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

         11.9 SEVERABILITY. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

         11.10 GOVERNING LAW. This Lease shall be interpreted and enforced according to the laws of the State of North Carolina.

         11.11 ENTIRE AGREEMENT. This Lease and any exhibits addenda referred to herein constitute the final and complete expression of the parties' agreements with respect to the Premises and Tenant's occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Because both parties and their counsel have participated in the preparation of this Lease and in resolving any ambiguities, there shall be no presumption that the Lease shall be construed against either party as the drafting party.

         11.12 NO ORAL AMENDMENT OR MODIFICATIONS. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

         11.13 REAL ESTATE BROKERS. Each party covenants to the other that no real estate broker or other agent was used in this transaction except the John
A. Brewer Company which shall be paid by Landlord pursuant to a separate agreement and that no costs, expenses or liabilities for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof is owed. Each party covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent, claiming through the other with respect to this Lease or the negotiation thereof.

         11.14 RELATIONSHIP OF LANDLORD AND TENANT. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereof, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

         11.15 AUTHORITY OF TENANT. Each individual executing this Lease on behalf of Tenant and Landlord represents and warrants that such individual is duly authorized to deliver this Lease on behalf of Tenant or Landlord, as the case may be, and that this Lease is binding upon Tenant and Landlord in accordance with its terms, and agrees to document such authorization to the other's reasonable satisfaction if requested to do so.

         11.16 EXCULPATION. Any provision of this Lease to the contrary notwithstanding, Landlord's personal liability for payment of any damages or performance of any term, provision or condition under this Lease or under any other instrument in connection with this Lease shall be limited to the Landlord's equity interest in the Land and any present and future improvements thereon, including but not limited to the Property (the "Limitation") and the rents, issues and profits of the Property in satisfaction of any claim, order or judgment Tenant may at any time obtain against Landlord in connection with this Lease. This provision is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, to maintain any other action not involving the personal liability of Landlord or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. Tenant's remedy shall include an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment, as well as any other remedy available at law or in equity, including interest on any uncured default by Landlord to pay money to Tenant and the right to cure Landlord's defaults; provided, however, the Limitation set forth in this Section 11.16 shall not apply in the event Landlord's equity in the Property is less than $4,000,000 at the time of entry of and/or Tenant's collection of any judgment against Landlord.

         11.17 RECORDATION. Landlord and Tenant agree not to record this Lease. The parties shall prepare, execute and record a memorandum hereof substantially similar to the statutory form.

         11.18 CONSENT. Unless expressly provided otherwise in this Lease, in all cases where the consent or approval shall be required of either Tenant or Landlord pursuant to this Lease, the giving of such consent or approval shall not be arbitrarily or unreasonably withheld, conditioned or delayed by the party from which consent or approval is required.

         11.19 NO SECURITY DEPOSIT. Landlord shall not require any deposit as security for performance by Tenant of its obligations under this Lease.

         11.20 RESERVATION OF PHASE II AND PHASE III. Landlord shall reserve the Phase II and Phase III sites for Tenant's expansion needs on such terms and conditions as Landlord and Tenant may agree provided that if Landlord and Tenant have not executed a written lease for Phase II by December 31, 2001, Landlord may develop that site for others and that if Landlord and Tenant have not executed a written lease for Phase III by December 31, 2006, Landlord may develop that site for others.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

Tenant: CLINTRIALS RESEARCH, INC.
a Tennessee Corporation



By:
   -------------------------------
Title:
      ----------------------------
Date:
     -----------------------------
Attest:
       ---------------------------
                  Secretary


Corporate Seal


Landlord: HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., a Maryland Corporation





By:
   -------------------------------
Title: Senior Vice President

Date:
     -----------------------------
Attest:
     -----------------------------
         Assistant Secretary

Corporate Seal


                                       24